UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 1, 2010, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Chesapeake Lodging Trust (the “Company”) approved the 2010 cash bonus plan for the Company’s executive officers. As more fully described below, annual cash bonuses will be based 37.5% on the Company’s success in achieving a company-wide objective of capital deployment, 37.5% on the Company’s success in achieving targeted levels of overall Hotel EBITDA (as described below) and 25% on each executive’s success in achieving individually designed performance objectives. The following table depicts the aggregate amount of cash bonus that each executive would be entitled to receive for 2010 based upon the executive’s and the Company’s maximum performance under each component of the bonus criteria identified above.

Maximum 2010 Cash Bonuses

Executive Officer	Maximum Attainable Cash Bonus

James L. Francis, President and CEO	$1,050,000

Douglas W. Vicari, EVP and CFO	593,750

D. Rick Adams, SVP and Chief Investment Officer	206,250

Graham J. Wootten, SVP and Chief Accounting Officer	172,500

Capital Deployment (Weight: 37.5%)

The Company completed its initial public offering in January 2010 and is committed to investing its capital as quickly as prudently possible in order to promote the Company’s growth. Accordingly, the Committee has determined that 37.5% of the overall bonus for each executive officer will be based upon the Company’s capital deployment in 2010. For these purposes, capital deployment is defined as the sum of (1) the aggregate purchase price for each hotel property acquired, or committed to be acquired through the entry into a definitive purchase agreement, in 2010, inclusive of all legal, audit and transfer fees and other acquisition-related costs and expenses, and (2) the projected Company-funded capital expenditures for the first year of ownership for each hotel acquired, or committed to be acquired through the entry into a definitive purchase agreement, in 2010.

The following table depicts the amount of annual cash bonuses that the Company expects to pay to its executive officers under the capital deployment criteria of the 2010 cash bonus plan, based upon achievement of the threshold, target and maximum levels for 2010. The Committee has set the threshold level of capital deployment at $200 million, the target level of capital deployment at $275 million and the maximum level of capital deployment at $350 million. Amounts will be interpolated if the Company’s actual capital deployment for 2010 is between the threshold and target, or target and maximum, levels. No additional bonus will be paid for performance above the maximum level, and no bonus will be paid pursuant to this criteria if the threshold level of capital deployment is not achieved.

Cash Bonuses Payable Based Upon Achievement of Capital Deployment Criteria

Executive Officer	Threshold ($200 million)	Target ($275 million)	Maximum ($350 million)

James L. Francis	$131,250	$262,500	$393,750

Douglas W. Vicari	62,344	133,594	222,656

D. Rick Adams	25,781	51,563	77,344

Graham J. Wootten	21,563	43,125	64,688

Hotel EBITDA (Weight: 37.5%)

In addition to the Company’s growth, the Committee believes that a significant indicator of the Company’s success is the aggregate earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) generated by the Company’s hotel properties. Accordingly, the Committee has determined that 37.5% of the overall 2010 bonus for each executive officer will be based upon actual 2010 Hotel EBITDA, compared to budgeted 2010 Hotel EBITDA determined for each hotel acquisition and included in the Company’s hotel underwriting delivered to the Board in connection with its determination to acquire the hotel. For these purposes, Hotel EBITDA generally equates to total revenue less total hotel operating expenses, as such items are reported on the Company’s consolidated statement of operations. The budgeted Hotel EBITDA target for 2010 will be increased for any future property acquisitions occurring in 2010. Due to their strategic significance, the Company believes that disclosing the actual numerical target ranges for budgeted Hotel EBITDA would result in competitive harm to the Company.

The following table depicts the amount of annual cash bonuses that the Company expects to pay its executive officers under the Hotel EBITDA criteria of the 2010 cash bonus plan, based upon achievement of 90%, 100% and 110% of the Company’s budgeted Hotel EBITDA for 2010. Amounts will be interpolated if the Company’s actual Hotel EBITDA for 2010 is between the threshold and target, or target and maximum, levels. No additional bonus will be paid for performance above the maximum level, and no bonus will be paid pursuant to this criteria if the threshold level of Hotel EBITDA is not achieved.

Cash Bonuses Payable Based Upon Achievement of Hotel EBITDA Criteria

Executive Officer	Threshold (90%)	Target (100%)	Maximum (110%)

James L. Francis	$131,250	$262,500	$393,750

Douglas W. Vicari	62,344	133,594	222,656

D. Rick Adams	25,781	51,563	77,344

Graham J. Wootten	21,563	43,125	64,688

Individual Performance Goals (Weight: 25%)

In addition to Company-wide performance goals, the Committee believes that individual performance goals relative to pre-determined objectives should play a role in the bonus payable to each executive officer. Accordingly, the Committee has determined that 25% of the overall bonus for each executive officer in 2010 will be based upon such individual performance goals.

The Committee has approved performance goals for each of the Company’s executive officers, with the Committee retaining full discretion in respect of all amounts awarded under this portion of the 2010 cash bonus plan. Individual performance goals include, where appropriate, operational goals for the Company and the respective functions over which each executive has operational or overall responsibility, developing internal programs in support of the Company’s strategic plan, developing and maintaining investor and industry relationships, undertaking leadership initiatives and other significant qualitative objectives. The Committee did not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Committee considered to be value-added quantitative and qualitative goals in furtherance of the Company’s compensation principles. No executive officer is guaranteed an award and, if performance is unsatisfactory, no bonus will be paid under the individual performance criteria of the 2010 cash bonus plan.

The size of the bonus payable as a result of achievement of the individual performance criteria is fully discretionary, subject only to the maximum payment limitations set forth below.

Maximum Cash Bonuses Payable Upon Achievement of

Individual Performance Criteria

Executive Officer	Maximum

James L. Francis	$262,500

Douglas W. Vicari	148,438

D. Rick Adams	51,562

Graham J. Wootten	43,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer